        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER INSURED MUNICIPAL BOND TRUST
        10f-3 transactions for the period July 29, 1999 - October 20, 1999


                                                                          TOTAL
                                                                          ISSUED/
                                 DATE       PRICE   SHARES       % of     PRINCIPAL        PURCHASED
SECURITY                         PURCHASED  SHARE   PURCHASED    Assets   AMOUNT           BY GROUP  BROKER(S)
New York City Municipal Water
Finance Authority 1999
                                 05/19/99  $95.656  1,500,000    1.390%  $221,235,833.00   0.678%    Merrill Lynch
New York State Thruway Authority
Highway and Bridge 1999
                                 05/26/99  $97.78   2,000,000    1.850%  $504,915,000.00   0.396%    Bear Stearns



